SETTLEMENT AGREEMENT

This Settlement Agreement (this "Agreement") is made as of June 4, 2007, by and among Peerless Systems Corporation, a Delaware corporation (the "Company"), on the one hand, Timothy E. Brog, an individual ("Mr. Brog"), Pembridge Value Opportunity Fund LP, a Delaware limited partnership (“Pembridge Value”), Pembridge Capital Management LLC, a Delaware limited liability company (“Pembridge Capital”), Pembridge Value Advisors LLC, a Delaware limited liability company (“PVA”), Sherwood Advisors LLC, a Delaware limited liability company (“Sherwood”), Rahul Rimmy Malhotra, an individual ("Mr. Malhotra"), Eric S. Newman, an individual ("Mr. Newman"), Steven Bathgate, an individual ("Mr. Bathgate"), Marc Bathgate, an individual ("Mr. M. Bathgate"), Allison Bathgate, an individual ("Ms. A. Bathgate"), Jonathan Bathgate, an individual ("Mr. J. Bathgate"), Charles Bathgate, an individual ("Mr. C. Bathgate"), Margaret Bathgate, an individual ("Ms. M. Bathgate"), Bathgate Family Partnership II, Ltd ("Bathgate Partnership"), Whitehall Capital Investors IV, LLC, a Delaware limited liability company (“Whitehall”) and E2 Investment Partners LLC, a Delaware limited liability company (“E2” and, together with Mr. Brog, Pembridge Value, Pembridge Capital, PVA, Sherwood, Mr. Malhotra, Mr. Newman, Mr. Bathgate, Mr. M. Bathgate, Ms. A. Bathgate, Mr. J. Bathgate, Mr. C. Bathgate, Ms. M. Bathgate, Bathgate Partnership and Whitehall, the "Committee", and each individually, a "Committee Party"), on the other hand.

RECITALS:

WHEREAS, the Company has scheduled its 2007 annual meeting of stockholders for June 11, 2007 (as the same may be adjourned or postponed from time to time, the "2007 Annual Meeting");

WHEREAS, the Company has issued a definitive Proxy Statement nominating Robert G. Barrett, Louis C. Cole, William B. Patton Jr. and Richard L. Roll for election to the Company's Board of Directors (the "Company Board") by the Company's common stockholders at the 2007 Annual Meeting;

WHEREAS, the Committee has issued a definitive Proxy Statement in connection with a proxy contest in which the Committee is nominating (the "Nomination") Mr. Brog, Mr. Malhotra, and Mr. Newman (the "Committee Nominees") for election to the Company Board by the Company's common stockholders at the 2007 Annual Meeting, in place of three out of four of the following: Robert G. Barrett, Louis C. Cole, William B. Patton Jr. and Richard L. Roll (the "Proxy Contest"); and

WHEREAS, the parties to this Agreement (the "Parties") wish to avoid the costs and expenses of a protracted proxy contest, and wish to enter into certain agreements related thereto, upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises of the Parties contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS

In addition to the other definitions contained elsewhere in this Agreement, the following terms shall have the meanings specified below for the purposes hereof:

"Affiliate" has the meaning set forth in the 1934 Act.

"Associate" has the meaning set forth in the 1934 Act, except that no person will be deemed to be an associate of another person solely because the first person is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of the other person unless such ownership causes the first person to be an affiliate of the other person (provided that such beneficial ownership resulted from the first person's ordinary course investing activities).

"Beneficially own" has the meaning set forth in the regulations included in Rule 13d-3 of the 1934 Act; provided, however, that during the Term, any option, warrant, right, conversion privilege or arrangement to purchase, acquire or vote Company Voting Securities, regardless of the time period during or the time at which it may be exercised and regardless of the consideration paid, shall be deemed to give the holder thereof beneficial ownership of the Company Voting Securities to which it relates. Any Company Voting Securities which are subject to such options, warrants, rights, conversion privileges or other arrangements shall be deemed to be outstanding for purposes of computing the percentage of outstanding securities owned by such Person but shall not be deemed to be outstanding for purposes of computing the percentage of outstanding securities owned by any other Person.

"Company Voting Securities" means the Company's Common Stock, $.001 par value, and any securities convertible into or exchangeable or exercisable for such class of capital stock. For purposes of determining the amount or percentage of outstanding Company Voting Securities Beneficially owned by a Person, and for purposes of calculating the aggregate voting power relating to such Company Voting Securities, securities that are deemed to be outstanding shall be included to the extent provided in the definition of "Beneficially own."

"Extended Term" means the period commencing on the day following the 2007 Annual Meeting and continuing until October 31, 2007.

"1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated under such statute.

"1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under such statute.

"Person" means a natural person or any legal, commercial or governmental entity, including, but not limited to, a corporation, partnership, joint venture, trust, limited liability company, group acting in concert or any person acting in a representative capacity.

"Representatives" of a Party means: (a) the officers, directors, partners, managers or other authorized representatives of such Party; (b) the employees or agents of such Party but only to the extent that they act on behalf of such Party; and (c) the outside professional advisors of such Party but only to the extent that they act in concert with such Party and not solely in their capacities as professional advisors.

"SEC" means the Securities and Exchange Commission.

"Securities Acts" means the 1933 Act and the 1934 Act.

"Term" means the period commencing on the date of this Agreement and continuing through the date of the 2007 Annual Meeting, but in no event beyond August 30, 2007.

2. WITHDRAWAL OF THE NOMINATION AND DISBANDING OF THE COMMITTEE

2.1 The Committee hereby irrevocably withdraws the Nomination of the Committee Nominees.

2.2 Each of the Committee Parties shall forthwith discontinue, and shall cause its Affiliates, Associates and Representatives to discontinue, all efforts (direct and indirect) to solicit votes for the Committee Nominees as to the Nomination and shall not engage in any further solicitation activity (whether by press release, SEC filings, mailings to the stockholders of the Company, communications with individual stockholders of the Company, contacts with the media or otherwise) to solicit votes for the Committee Nominees or otherwise to pursue the Nomination in connection with the 2007 Annual Meeting.

2.3 The Committee shall disband effective as of the day following the 2007 Annual Meeting, and shall promptly file an amendment to its Schedule 13D, as well as any other required SEC filings, disclosing that the Committee had disbanded effective as of the day following the 2007 Annual Meeting.

3. ADDITION OF MR. BROG AS A COMPANY BOARD NOMINEE AND EXPANSION OF THE COMPANY BOARD

3.1 The Company Board will take all action necessary to expand the number of seats on the Company Board to five and to cause Mr. Brog to become a nominee of the Company Board for election to the Company Board at the 2007 Annual Meeting. If he is elected and chooses to serve, Mr. Brog will serve as a member of the Company Board, and serve on the Compensation and such other Committees as Mr. Brog and a majority of the other members of the Company Board may agree, for the same term as all other nominees elected to the Company Board at the 2007 Annual Meeting, which term shall expire when his successor is duly elected at the 2008 Annual Meeting and qualified or upon his death, resignation or removal, all as provided in the Company's Certificate of Incorporation and Bylaws. As a result of the addition of Mr. Brog as a nominee of the Company Board for election to the Company Board at the 2007 Annual Meeting, the total number of Board nominees presented to the Company's common stockholders for election at the 2007 Annual Meeting shall be five and the Company Board shall recommend to the Company's common stockholders the election of all five nominees. As soon as practicable after the 2007 Annual Meeting, the newly elected Board will select a Chairman by majority approval.

3.2 Subject to the next sentence, promptly following the 2007 Annual Meeting, the Nominating and Corporate Governance Committee of the Company Board will use commercially reasonable efforts to identify, as soon as reasonably practicable and no later than the end of the Extended Term, two candidates for recommendation to the Company Board, each of whom: (i) is considered "independent" as defined in Nasdaq Marketplace Rule 4200(a)(15) and any applicable rules of the SEC, (ii) is not an Affiliate of the Company or any of the Committee Parties, (iii) is knowledgeable about the industry in which the Company operates and (iv) otherwise is qualified in accordance with the factors set forth for Board membership in the Company's Corporate Governance Guidelines and such other factors as the Nominating and Corporate Governance Committee shall deem appropriate. The Parties agree that (i) William Patton ("Patton") shall have the sole right to identify candidates to fill one of the independent board seats and (ii) Diker Management LLC ("Diker") shall have the sole right to identify candidates to fill the other independent board seat. Upon identification of such candidates by each of Patton and Diker, the Nominating and Corporate Governance Committee shall determine whether to recommend such candidates to the Company Board for approval. If approved by the Nominating and Corporate Governance Committee and the Company Board, the Company Board will take all action necessary to expand the number of seats on the Company Board by two and to fill the newly created directorships created by the expansion of the Company Board with such candidates. If such candidates are not approved by either the Nominating and Corporate Governance Committee or the Company Board, each of Patton and Diker shall be entitled to continue to identify candidates until one of their candidates has been elected. Mr. Brog agrees not to object to the expansion of the Board or the filling of the two seats on the Board in accordance with this Section.

3.3 (a) If, at any time, whether before the vote is taken on the election of directors at the 2007 Annual Meeting or thereafter (assuming Mr. Brog is elected thereat), Mr. Brog becomes unable or unwilling to serve as a member of the Company Board, or (b) if, at any time before the vote is taken on the election of directors at the 2007 Annual Meeting, the Brog Entities (as defined below) own, in the aggregate, less than 600,000 shares of the outstanding Company Voting Securities, the Company Board shall have no obligation to nominate, elect or appoint a successor or replacement to Mr. Brog.

3.4 Mr. Brog hereby confirms to the Company his consent to stand for election as a nominee of the Company Board at the 2007 Annual Meeting. In addition to the information that Mr. Brog has provided to the Company in connection with the nomination, and the negotiation and execution of this Agreement, Mr. Brog shall provide to the Company such additional information as the Company may from time to time reasonably request for inclusion in materials to be disseminated in connection with the 2007 Annual Meeting or otherwise in order for it to comply with the Company's disclosure requirements under the Securities Acts. In addition, Mr. Brog agrees from time to time to sign any agreements, including non-disclosure agreements, and to abide by any insider trading policies or other policies of the Company that have been historically signed by and agreed to by members of the Company Board acting in their capacities as directors; provided, however, solely with respect to the Company's existing (as of May 1, 2007) written corporate communications policy, Mr. Brog hereby agrees as follows: (a) Mr. Brog shall not initiate any contacts with analysts or stockholders of Peerless relating to Peerless and if contacted by a stockholder or analyst relating to Peerless, then Mr. Brog shall not discuss the business, operations or prospects of the Company with such stockholders or analysts or issue any statements outside the presence (in person or by telephone) of the Chief Executive Officer/President or Chief Financial Officer of the Company (and the CEO/President and CFO shall use their best efforts to make themselves available for any such conversation upon the reasonable request of Mr. Brog), (b) notwithstanding the foregoing in clause (a), Mr. Brog shall be entitled to discuss with third parties or issue statements with respect to extraordinary transactions (e.g., material acquisitions and/or sale of the Company) following a vote of the Company Board and a public announcement by the Company with respect to such transaction, and (c) notwithstanding the foregoing in clause (a), beginning on January 1, 2008, Mr. Brog shall be entitled to discuss with third parties or issue statements in contemplation of or in connection with any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) or written consent of the stockholders, in each case, in compliance with applicable law, including Regulation FD.

3.5 If Mr. Brog is elected to the Company Board at the 2007 Annual Meeting and one or more other Board members resigns, dies or is unable to carry on his duties as a Board member, the Nominating and Corporate Governance Committee may recommend and the Board may fill the position according to the Company's Certificate of Incorporation and Bylaws without the consent or approval of Mr. Brog.

4. ANNOUNCEMENTS

4.1 As soon as practicable following the execution of this Agreement: (a) the Company and the Committee shall issue a joint press release in the form of Exhibit 4.1 hereto (the "Joint Press Release"), which the Company (but not the Committee) shall file with the SEC as additional definitive proxy materials under the 1934 Act; (b) the Company shall file with the SEC, and disseminate to its stockholders, a letter to its stockholders and a supplement to its Proxy Statement for the 2007 Annual Meeting disclosing, in a manner consistent with the Joint Press Release, the terms of this Agreement and Mr. Brog's nomination pursuant to Section 3.1, together with the information provided by Mr. Brog, for inclusion in such supplement pursuant to Section 3.4; and (c) the Company shall file with the SEC a Current Report on Form 8-K to disclose this Agreement in a manner consistent with the Joint Press Release.

4.2 From the date of this Agreement until the expiration of the Term, none of the Parties shall make any public statement (including any statement in any filing with the SEC or any other governmental agency) regarding this Agreement or any event occurring prior to the date hereof that is inconsistent with, or otherwise contrary to, the Joint Press Release or that is critical of or disparages any other Party or its prior actions, and any public statement so made shall otherwise comply with applicable laws

4.3 Any public statement (including any statement in any filing with the SEC or any other governmental agency) by any Party regarding this Agreement or any event occurring prior to the date hereof which would otherwise be prohibited by Section 4.2 may be made by such Party without violating Section 4.2 if such statement by such Party is either required by applicable law or is required in order to comply with the fiduciary duties of such Party to the Company or its stockholders, in each case as reasonably determined by such Party after conferring with outside counsel (other than a Brog Entity, it being acknowledged that Mr. Brog is himself an attorney).

5. STANDSTILL PROVISIONS

5.1 Each of the Committee Parties agrees that during the Term, and with respect solely to Mr. Brog, Pembridge Value, Pembridge Capital, PVA, Whitehall and E2 (collectively, the "Brog Entities"), during the Extended Term, unless such shall have been specifically invited in writing by the Company, and except as otherwise provided in Section 5.2, none of the Committee Parties nor any of their Affiliates, Associates or Representatives shall in any manner, directly or indirectly:

(a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in (i) any acquisition, issuance or disposition of any securities (or Beneficial ownership thereof) or assets of the Company or any of its subsidiaries (except as otherwise expressly provided by Section 6.4 or Section 6.5), (ii) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries, (iv) any acquisition of the securities or assets of any other business enterprise by the Company or any of its subsidiaries, or (v) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) or written consent of the stockholders; provided, however, that the foregoing subparagraph (a) shall not prevent Mr. Brog, acting in his capacity as a member of the Company Board, from promptly presenting to the Company Board any unsolicited proposals with respect to any of clauses (i) -(iv) he personally receives from any third person, so long as neither he nor any of the Committee Parties or their respective Affiliates, Associates or Representatives instigated, knowingly encouraged, proposed, participated in or otherwise has any interest in any such unsolicited proposal;

(b) form, join or in any way participate in a "group" (as defined under the 1934 Act) with respect to the Company, or enter into negotiations, arrangements or understandings with any third parties in connection with becoming a "group";

(c) otherwise act, alone or in concert with others, to seek to control the management, the Company Board or the policies of the Company, including, without limitation, by (i) initiating or instituting a stockholder solicitation for any such purpose, or (ii) nominating or causing others to nominate or otherwise seeking to elect directors of the Company other than those nominated by the Board;

(d) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in this Section 5.1;

(e) initiate or propose or otherwise solicit or participate in the solicitation of stockholders for the approval of one or more stockholder proposals relating to the Company (whether pursuant to Rule 14a-8 under the 1934 Act or otherwise);

(f) initiate, participate in or encourage the calling of a special meeting of stockholders of the Company; or

(g) knowingly instigate or encourage any third party (including any members or former members of the Committee) to take any of the actions enumerated in this Section 5 or announce an intention to, or enter into any discussion, negotiations, arrangements or understandings with any third party with respect to any of the actions enumerated in this Section 5.

5.2 Notwithstanding anything to the contrary in Section 5.1: (a) the mere act of tendering or selling or (except as expressly restricted by Section 6) voting any Company Voting Securities Beneficially owned by any of the Committee Parties shall not by itself be deemed to constitute the participation in or assistance by any of the Committee Parties with respect to any of the foregoing provided such act is consistent with Section 6.5; (b) Mr. Brog's exercise of his rights, or fulfillment of his obligations, as a member of the Company Board while he is serving thereon shall not be a violation of Section 5.1; and (c) Mr. Brog may make a proposal that would otherwise be prohibited by Section 5.1 provided it is made confidentially to the Company Board.

6. CERTAIN AGREEMENTS RELATING TO COMPANY VOTING SECURITIES

Each of the Committee Parties agrees as follows:

6.1 At any meeting of the stockholders of the Company held at any time between the date of this Agreement and the expiration of the Term, they shall, and shall cause their respective Affiliates, Associates or Representatives to: (a) vote, or cause to be voted, all Company Voting Securities Beneficially owned (including, without limitation, all Company Voting Securities Beneficially owned by PVA pursuant to the proxies granted to PVA as described in the Schedule 13D filed by the Committee on May 10, 2007) by any of them as of the applicable record date for such meeting in favor of the election to the Company Board of the Persons nominated by the Company Board for election to the Company Board at such meeting; and (b) except as otherwise instructed by a vote of at least a majority of the members of the Company Board, not vote, or cause to be voted, any such Company Voting Securities in favor of the removal from the Company Board of any director or in favor of any candidate or slate of candidates for election to the Company Board not nominated by the Company Board. PVA represents to the Company that each of Margaret Bathgate, Steven Bathgate, Allison Bathgate, Jonathan Bathgate, Charles Bathgate, Marc Bathgate, Robert Korbelik, Robert B. Korbelik Trust, Debra Korbelik, Debra A. Korbelik Trust, Morris McDonald, Bathgate Family Partnership II, Ltd. has granted an irrevocable proxy to PVA to vote the Company Voting Securities Beneficially owned by such person at the 2007 Annual Meeting and at all adjournments and postponements thereof.

6.2 At any meeting of the stockholders of the Company held at any time between the date of this Agreement and the expiration of the Term, the Committee Parties shall, and shall cause their respective Affiliates, Associates or Representatives, with respect to any proposal to be voted upon at such meeting other than the election of candidates to the Company Board or the removal of any member of the Company Board, vote, or cause to be voted, all Company Voting Securities Beneficially owned by any of them as of the applicable record date for such meeting in accordance with the recommendation of at least a majority of the Company Board with respect to such proposal; provided, however, that so long as the Committee Parties do not make any public or private statements regarding their position, or otherwise solicit or encourage any votes against such proposals (other than the election of candidates addressed in Section 6.1) that have been recommended by at least a majority of the Company Board, the Committee Parties may vote against such proposals.

6.3 At any meeting of the stockholders of the Company held at any time between the date of this Agreement and the expiration of the Term, the Committee Parties shall cause all Company Voting Securities Beneficially owned by any of them or any of their respective Affiliates, Associates or Representatives to be present, in person or by proxy, so that all such Company Voting Securities can be counted for the purpose of determining the presence of a quorum at each such meeting.

6.4 From the date of this Agreement until the expiration of the Term, none of the Committee Parties, nor any of their Affiliates, Associates or Representatives, shall, directly or indirectly, Beneficially own any Company Voting Securities exceeding, in the aggregate among all of the Committee Parties and their respective Affiliates, Associates and Representatives the amount of Company Voting Securities set forth in the Committee's definitive Proxy Statement filed with the SEC on May 24, 2007; provided, however, that nothing in this Agreement shall prevent the Committee Parties and their respective Affiliates, Associates and Representatives from acquiring additional shares of Company Voting Securities so long as the total ownership of such parties does not exceed 9.9% of the Company Voting Securities. Any acquisitions of Company Voting Securities by any of the Committee Parties, or their respective Affiliates, Associates or Representatives, during the period referred to in the immediately preceding sentence shall be made in compliance with all applicable laws.

6.5 From the date of this Agreement until the expiration of the Term, none of the Committee Parties shall dispose of any Company Voting Securities they currently Beneficially own unless the Company Board receives 2 business days prior written notice of the applicable Committee Party's intention with respect to the disposition, including the details thereof (by way of example only, the number of Company Voting Securities to be disposed of, and the proposed price and buyer or other transferee or a statement of its intention to engage in open market sale); provided, however, that the foregoing notice requirement shall not apply to open-market sales by the Committee Parties of less than 1% of the outstanding Company Voting Securities in the aggregate in any 90-day period provided such sales are effected in accordance with the Company Policies. Any disposition of Beneficial ownership of Company Voting Securities by any of the Committee Parties during the period referred to in the immediately preceding sentence shall be made in compliance with all applicable laws.

7. SPECIAL RELEASES AND COVENANTS NOT TO SUE

7.1 The Company: (a) fully releases, remises, exonerates forever and unconditionally discharges each of the Committee Parties and their respective Affiliates, Associates, Representatives, employees, agents and advisors (each, a "Committee Releasee") from any and all liability and responsibility for any and all Company Claims (as hereinafter defined); and (b) covenants and agrees not to participate in, commence or permit (to the extent within its control) the assertion or commencement of any demand, allegation, litigation, proceeding or action relating to any Company Claim, and not to encourage, assist or cooperate with any Person in pursuing or asserting any Company Claim, against any Committee Releasee. As used in this agreement, "Company Claim" means any actual or alleged liability, claim, action, suit, cause of action, obligation, debt, controversy, promise, contract, lien, judgment, account, reckoning, bond, bill, covenant, agreement, demand, of any kind or nature, loss, cost, damage, penalty or expense (including, without limitation, reasonable attorneys' fees and expenses, and the cost of investigation and litigation), whether in law or in equity, whether known or unknown, whether matured or unmatured and whether foreseen or unforeseen, that the Company may or could have had or now or hereafter may have, for, upon, or by reason of, any matter, cause or thing whatsoever, resulting from, arising out of, relating to, connected in any way with, or alleged, suggested or mentioned in connection with, (i) the Proxy Contest or any part or aspect thereof, (ii) any action taken, or statement made, in connection with the Proxy Contest, or (iii) any action, failure to act, representation, event, transaction, occurrence or other subject matter resulting from, arising out of, relating to, connected in any way with, or alleged, suggested or mentioned, in connection with the Proxy Contest; provided, however, that Company Claim shall not include any claim arising out of the performance of this Agreement.

7.2 Each of the Committee Parties: (a) fully release, remise, exonerate and forever and unconditionally discharge the Company and each of its Affiliates, Associates, Representatives, employees, agents and advisors (each, a "Company Releasee") from any and all liability and responsibility for any and all Committee Claims (as hereinafter defined); and (b) covenant and agree not to participate in, commence or permit (to the extent within its respective control) the assertion or commencement of any demand, allegation, litigation, proceeding or action relating to any Committee Claim, and not to encourage, assist or cooperate with any Person in pursuing or asserting any Committee Claim against any Company Releasee. As used in this Agreement, "Committee Claim" means any actual or alleged liability, claim, action, suit, cause of action, obligation, debt, controversy, promise, contract, lien, judgment, account, reckoning, bond, bill, covenant, agreement, demand of any kind or nature, loss, cost, damage, penalty or expense (including, without limitation, reasonable attorneys' fees and expenses, and the costs of investigation and litigation, but excluding any class action not instituted, encouraged or facilitated, directly or indirectly, by any of the Committee Parties and which includes the Committee Parties or any of them as class members (provided that, in order to participate in such class action, none of the Committee Parties shall have been members of the Company Board for the preceding 90 days)), whether in law or in equity, whether known or unknown, whether matured or unmatured and whether foreseen or unforeseen, that any Committee Party may or could have had or now or hereafter may have, for, upon, or by reason of, any matter, cause or thing whatsoever, resulting from, arising out of, relating to, connected in any way with, or alleged, suggested or mentioned in connection with, (i) the Proxy Contest or any part or aspect thereof, (ii) any action taken, or statement made, in connection with the Proxy Contest, or (iii) any action, failure to act, representation, event, transaction, occurrence or other subject matter resulting from, arising out of, relating to, connected in any way with, or alleged, suggested or mentioned in connection with the Proxy Contest or with the actions, omissions, decisions and conduct of the Company, the Company Board or any of its committees or any other Company Releasee prior to the execution of this Agreement relating to the Proxy Contest; provided, however, that Committee Claim shall not include any claim arising out of the performance of this Agreement.

7.3 The Company, in connection with the release and covenant contained in Section 7.1, and each of the Committee Parties, in connection with the release and covenant contained in Section 7.2, each hereby waive the provisions of 1542 of the California Civil Code and any corresponding provision of the applicable laws of any other jurisdiction but only to the extent it applies to their respective releases contained in the applicable Section. Section 1542 of the California Civil Code provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR OR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED SETTLEMENT WITH THE DEBTOR.

7.4 The Company expressly acknowledges that each Committee Releasee that is not a Committee Party is an intended third party beneficiary of the release and covenant contained in Section 7.1 and the Committee Parties jointly and severally acknowledge that each Company Releasee other than the Company is an intended third party beneficiary of the release and covenant contained in Section 7.2. Each Party acknowledges that any claim determined, in a final nonappealable judgment or order of a court of competent jurisdiction, to have been based primarily on intentional fraud shall not be released under this Section 7.

7.5 Until the later of (a) the date that is 12 months from the date hereof and (b) the date that Mr. Brog ceases to be a member of the Company Board, except for the purposes of pursuing remedies for a breach of this Agreement, Mr. Brog, for himself, his successors and assigns, and his Affiliates and Associates, covenants and agrees that he will not commence any action, suit or proceeding, or assert any claim, regardless of the form of relief requested, before any court, arbitration panel or other tribunal against the Company or any member of the Company Board or any Affiliate or Associate of the Company with respect to any claim, act, transaction, occurrence or subject matter, suspected or unsuspected, known or unknown. In the event any such action, suit, proceeding, or claim shall be commenced or asserted, the Company and any other intended beneficiary may plead or otherwise assert this covenant not to sue in complete bar of such proceeding. Mr. Brog represents and warrants that he has not sold, assigned, transferred or otherwise disposed of any claim, demand or cause of action relating to any matter covered by this covenant not to sue, and Mr. Brog covenants that he will not knowingly instigate or encourage any third party (including any members or former members of the Committee) to take any of the actions enumerated in this Section 7.5 or announce an intention to, or enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the actions enumerated in this Section 7.5.

7.6 Until the later of (a) the date that is 12 months from the date hereof and (b) the date that Mr. Brog ceases to be a member of the Company Board, except for the purposes of pursuing remedies for a breach of this Agreement, the Company, for itself, its successors and assigns, and the Company's Affiliates and Associates, covenants and agrees that it will not commence any action, suit or proceeding, or assert any claim, regardless of the form of relief requested, before any court, arbitration panel or other tribunal against Mr. Brog or his Affiliates or Associates with respect to any claim, act, transaction, occurrence or subject matter, suspected or unsuspected, known or unknown. In the event any such action, suit, proceeding, or claim shall be commenced or asserted, Mr. Brog or any other intended beneficiary may plead or otherwise assert this covenant not to sue in complete bar of such proceeding. The Company represents and warrants that it has not sold, assigned, transferred or otherwise disposed of any claim, demand or cause of action relating to any matter covered by this covenant not to sue, and the Company covenants that it will not knowingly instigate or encourage any third party to take any of the actions enumerated in this Section 7.6 or announce an intention to, or enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the actions enumerated in this Section 7.6.

8. CERTAIN REPRESENTATIONS AND WARRANTIES

8.1 The Company represents and warrants to each of the Committee Parties that: (a) this Agreement has been duly executed and delivered and its execution, delivery and performance have been approved by the Company Board and does not violate its Certificate of Incorporation, Bylaws or any agreement to which it is a party; and (b) this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

8.2 Each of the Committee Parties represents to the Company that: (a) this Agreement has been duly executed and delivered and the execution, delivery and performance of this Agreement by such Committee Party has been approved by its respective managers, members, administrators, partners, or other governing bodies or authorities, as the case may be, and does not violate its respective organizational or constituent document, (b) its execution, delivery and performance of this Agreement does not violate any agreement to which it is a party; (c) this Agreement constitutes a valid and binding obligation of such Committee Party, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally; (d) such Committee Party has consulted with counsel of its choice in connection with its decision to enter into and be bound by this Agreement. As of May 18, 2007 (the date of the filing of Amendment No. 1 to Schedule 13D by the Committee Parties), the Committee Parties Beneficially owned in the aggregate, a total of 1,515,152 shares of the Company's common stock, and no other Company Voting Securities, and each Committee Party Beneficially owned as of such date the number of shares ascribed to such Committee Party in Amendment No. 1 to Schedule 13D filed by the Committee Parties with the SEC on May 18, 2007.

9. REMEDIES

The Company and each of the Committee Parties acknowledge and agree that the covenants and agreements set forth in this Agreement are an essential inducement for the Company and the Committee Parties to have entered into this Agreement, and the restrictions imposed herein are not greater than are fair and reasonable and necessary for the protection of the Company and the Committee Parties in light of the substantial harm that the Company and the Committee Parties will suffer in the event of a breach of any of the provisions of said covenants or agreements. The Company and the Committee Parties further acknowledge and agree that the parties would not have an adequate remedy at law and would be irreparably harmed in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in the event of an actual breach of this Agreement by the Company, or the Committee Parties (or any of their Affiliates, Associates or Representatives), each party hereto shall be entitled to injunctive or other equitable remedy or relief to enjoin, restrain, prohibit and/or prevent breaches or violations of this Agreement and to specifically enforce the terms and provisions hereof (including, without limitation, requiring the Committee Parties and any nominee, broker or other Person acting on their behalf, to dispose of shares of Common Stock in order to be in compliance with the terms of this Agreement), in addition to any other remedy at law or in equity to which such party may be entitled.

10. MISCELLANEOUS

10.1 This Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes any and all prior representations, agreements or understandings, whether written or oral, between or among any of them with respect to such subject matter. This Agreement may be amended only by a written agreement duly executed by the parties.

10.2 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of law principles. Exclusive jurisdiction to resolve any dispute arising under or in connection with this Agreement is hereby conferred on the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if such Court determines that it lacks jurisdiction over the particular dispute, any other applicable court of the State of Delaware) or, if the dispute involves issues of federal law or over which the Delaware Court of Chancery (or such other court of the State of Delaware) lacks or declines jurisdiction, on the United States District Court for the District of Delaware. The Parties hereby submit to the exclusive jurisdiction of each of such courts. The Parties hereby consent to the service of process in connection with any action by registered or certified mail.

10.3 This Agreement may not be assigned by any Party without the prior written consent of the other Parties. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and permitted assigns of the Parties. Except as expressly set forth in Section 7.4, this Agreement shall confer no rights or benefits upon any Person other than the Parties.

10.4 Any waiver by any Party of a breach of any provision of this Agreement shall not be deemed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.

10.5 This Agreement may be executed in counterparts, each of which shall constitute an original but all of which shall together constitute a single instrument.

10.6 The Company shall reimburse the Committee Parties for their reasonable, actual documented out-of-pocket costs in respect of fees and expenses, incurred through the date hereof, not to exceed an aggregate of $40,000 plus actual mailing costs incurred prior to May 31, 2007 paid and payable by them, in connection with the Proxy Contest. Any amounts due to the Committee Parties will be paid promptly after the 2007 Annual Meeting.

10.7 If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed by each of the parties as of the date first above written.

Peerless Systems Corporation

By: /s/ Richard L. Roll	/s/ Timothy E. Brog
Richard L. Roll CEO and President	Timothy E. Brog

Pembridge Value Opportunity Fund LP

By:	/s/ Timothy E. Brog
Timothy E. Brog Portfolio Manager

Pembridge Value Advisors LLC

By:	/s/ Timothy E. Brog
Timothy E. Brog Manager

Pembridge Capital Management LLC

By:	/s/ Timothy E. Brog
Timothy E. Brog Manager

Sherwood Advisors LLC

By:	/s/ Rahul Rimmy Malhotra
Rahul Rimmy Malhotra Managing Member

Managed Account I

By:	/s/ Rahul Rimmy Malhotra
Rahul Rimmy Malhotra

Managed Account II

By:	/s/ Rahul Rimmy Malhotra
Rahul Rimmy Malhotra

Whitehall Capital Investors IV, LLC

By:	/s/ Lawrence E. Golub
Lawrence E. Golub Manager

E2 Investment Partners LLC

By:	/s/ Timothy E. Brog
Timothy E. Brog Manager

/s/ Eric S. Newman
Mr. Eric S. Newman

/s/ Rahul Rimmy Malhotra
Mr. Rahul Rimmy Malhotra

/s/ Marc Bathgate
Mr. Marc Bathgate (Individually and as attorney-in-fact for each of Allison Bathgate, Jonathan Bathgate, Charles Bathgate, Margaret Bathgate, and Bathgate Family Partnership II, Ltd)

/s/ Steven Bathgate
Mr. Steven Bathgate

Agreed to solely with respect to Section 7.6:

/s/ Robert G. Barrett
Robert G. Barrett

/s/ Louis C. Cole
Louis C. Cole

/s/ William B. Patton, Jr.
William B. Patton, Jr.

/s/ Richard L. Roll
Richard L. Roll